UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2018

GEMPHIRE THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

17199 N. Laurel Park Drive, Suite 401

Livonia, Michigan 48152

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (734) 245‑1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 18, 2018, the Board of Directors (the “Board”) of Gemphire Therapeutics Inc. (the “Company”) approved a workforce reduction to reduce costs and conserve cash resources in light of the previously announced request by the Food and Drug Administration for additional pre-clinical data required in order to schedule an End of Phase 2 (EOP2) meeting for gemcabene in the Company’s target dyslipidemia indications. The workforce reduction includes 5 employees, which represented approximately 33% of the Company’s workforce as of September 18, 2018, and is expected to be completed in the third quarter of 2018.

As a result of the workforce reduction, the Company expects to record severance related charges totaling approximately $1.4 million, which includes one-time cash severance payments of approximately $0.5 million, a non-cash charge of approximately $0.9 million related to the accelerated vesting of outstanding stock options for certain affected employees, and $26,400 for continued health insurance coverage. The majority of the cash payments relating to personnel-related restructuring charges will be paid during the fourth quarter of 2018, with payments for continued health insurance coverage continuing through the third quarter of 2019.

The charges that the Company expects to incur in connection with the workforce reduction are estimates and subject to a number of assumptions, and actual results may differ materially. The Company may incur additional costs not currently contemplated due to events associated with or resulting from the workforce reduction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The workforce reduction described under Item 2.05 above included Jeffrey S. Mathiesen, the Company’s Chief Financial Officer, and Lee Golden, the Company’s Chief Medical Officer. Mr. Mathiesen and Dr. Golden each depart in good standing with the Company.

The Board designated Dr. Steven Gullans, the Company’s President and Chief Executive Officer, as the principal financial officer and principal accounting officer of the Company. No changes were made to his existing compensation package as a result of such designation.

Jeffrey S. Mathiesen, Chief Financial Officer

On September 21, 2018, the Company entered into a Separation and Release Agreement with Mr. Mathiesen, pursuant to which Mr. Mathiesen will no longer serve as Chief Financial Officer of the Company effective as of September 21, 2018. Mr. Mathiesen will receive certain benefits that he is entitled to receive under his employment agreement in connection with a termination without cause.  Accordingly, the Company has agreed (1) to pay Mr. Mathiesen a lump sum equal to $167,500, (2) that Mr. Mathiesen will be deemed to have vested in all outstanding stock options that would have vested had Mr. Mathiesen remained employed through August 4, 2019 (the expiration of the current term of Mr. Mathiesen’s employment agreement) and each such option shall remain exercisable until the final termination date of such option awards under the applicable award agreement, (3) to pay the monthly cost of premiums for continued health insurance coverage during the twelve-month period following Mr. Mathiesen’s separation from the Company, provided Mr. Mathiesen does not qualify for health care coverage from another employer during that period and (4) to reimburse Mr. Mathiesen for reasonable expenses incurred through the separation date that are reviewed and approved according to Company policy.

On September 21, 2018, the Company also entered into a Consulting Agreement with Mr. Mathiesen, pursuant to which Mr. Mathiesen has agreed to provide consulting services on certain financial and accounting matters as may be requested by the Company from time to time over the eight-month period of the agreement.

Lee Golden, Chief Medical Officer

On September 23, 2018, the Company entered into a Separation and Release Agreement with Dr. Golden, pursuant to which Dr. Golden will no longer serve as Chief Medical Officer of the Company effective as of September 21, 2018. Dr. Golden will receive certain benefits that he is entitled to receive under his employment agreement in connection with a termination without cause.  Accordingly, the Company has agreed (1) to pay Dr. Golden a lump sum equal to $182,500, (2) that Dr. Golden will be deemed to have vested in all outstanding stock options that would have vested had Dr. Golden remained employed through October 5, 2019 (the expiration of the current term of Dr. Golden’s employment agreement) and each such option shall remain exercisable until the final termination date of such option awards under the applicable award agreement, and (3) to reimburse Dr. Golden for reasonable expenses incurred through the separation date that are reviewed and approved according to Company policy.

The foregoing descriptions of the Separation and Release Agreements with Mr. Mathiesen and Dr. Golden do not purport to be complete and are qualified in their entirety by the full text of such Separation and Release Agreements, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2018.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to the estimated amount and timing of severance payments and charges and the financial impact of the workforce reduction. These forward-looking statements represent the Company’s views as of the date hereof and inherently involve significant risks and uncertainties. Actual results may differ materially from those indicated by such forward-looking statements as a result of such risks and uncertainties, which include, without limitation, risks related to cost reduction efforts, including that the Company’s workforce reduction costs may be greater than anticipated and that the workforce reduction may have an adverse impact on the Company’s drug development activities, as well as the other factors discussed in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission from time to time. The Company anticipates that subsequent events and developments will cause the Company’s views to change.  However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMPHIRE THERAPEUTICS INC.

Dated: September 24, 2018

	By:	/s/ Dr. Steven Gullans
Dr. Steven Gullans
President and Chief Executive Officer